As filed with the Securities and Exchange Commission on July 30, 2024
Registration No. 333-259122
No. 333-260142
No. 333-261346
No. 333-264936
No. 333-266032
No. 333-271821

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS TO:
REGISTRATION STATEMENT ON FORM S-3 NO. 333-259122
REGISTRATION STATEMENT ON FORM S-3 NO. 333-260142
REGISTRATION STATEMENT ON FORM S-3 NO. 333-261346
REGISTRATION STATEMENT ON FORM S-3 NO. 333-264936
REGISTRATION STATEMENT ON FORM S-3 NO. 333-266032
REGISTRATION STATEMENT ON FORM S-3 NO. 333-271821
UNDER
THE SECURITIES ACT OF 1933

SilverBow Resources, Inc.
(Artemis Merger Sub II LLC as successor by merger to SilverBow Resources, Inc.)
(Exact Name of Registrant as Specified in its Charter)

Delaware	920 Memorial City Way, Suite 850 Houston, Texas 77024 (281) 874-2700	20-3940661
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)
Brandi Kendall
Senior Vice President
920 Memorial City Way, Suite 850
Houston, Texas 77024
(281) 874-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

DEREGISTRATION OF SECURITIES
These Post-Effective Amendments (the “Post-Effective Amendments”), filed by SilverBow Resources, Inc., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-3 (collectively, as each amended as of immediately prior to the filing of these Post-Effective Amendments, the “S-3 Registration Statements”) of the Registrant:
•Shelf Registration Statement on Form S-3 (No. 333-259122), filed with the SEC on August 27, 2021;
•Shelf Registration Statement on Form S-3 (No. 333-260142), filed with the SEC on October 8, 2021;
•Shelf Registration Statement on Form S-3 (No. 333-261346), filed with the SEC on November 24, 2021;
•Shelf Registration Statement on Form S-3 (No. 333-264936), filed with the SEC on May 13, 2022;
•Shelf Registration Statement on Form S-3 (No. 333-266032), filed with the SEC on July 6, 2022, as amended; and
•Shelf Registration Statement on Form S-3 (No. 333-271821), filed with the SEC on May 10, 2023.
On July 30, 2024, as contemplated by the Agreement and Plan of Merger, dated May 15, 2024, by and among Crescent Energy Company (“Crescent”), Artemis Acquisition Holdings Inc., Artemis Merger Sub Inc. (“Merger Sub Inc.”), Artemis Merger Sub II LLC (“Merger Sub LLC”) and the Registrant (the “Merger Agreement”), Merger Sub Inc. merged with and into the Registrant (the “Initial Merger”), with the Registrant surviving the Initial Merger as the “Initial Surviving Corporation,” and immediately following the Initial Merger, the Initial Surviving Corporation merged with and into Merger Sub LLC (the “Subsequent Merger,” and together with the Initial Merger, the “Mergers”), with Merger Sub LLC surviving the Subsequent Merger as the surviving corporation and a wholly owned subsidiary of Crescent.
In connection with the Mergers, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-3 Registration Statements. In accordance with the undertakings made by the Registrant in each of the S-3 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-3 Registration Statements that remain unsold as of the effectiveness of the Mergers on July 30, 2024 and terminates the effectiveness of each of the S-3 Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2024.

ARTEMIS MERGER SUB II LLC
(as successor by merger to SilverBow Resources, Inc.)

By:	/s/ Brandi Kendall
Name:	Brandi Kendall
Title:	Senior Vice President
No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.